UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Soliciting Material Pursuant to
[ ]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials



                               RIMAGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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


                               RIMAGE CORPORATION
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (952) 944-8144

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 2001

                              --------------------

TO THE SHAREHOLDERS OF
RIMAGE CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Wednesday, May 23, 2001, at 4:00 p.m. (Minneapolis time), at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

         1.       To elect seven directors of the Company for the coming year.

         2. To approve the amendment of the Restated Articles of Incorporation of Rimage Corporation to increase the number of authorized shares of common stock from 10,000,000 shares to 30,000,000 shares.

         3. To approve the amendment of the Rimage Corporation 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 170,000 shares.

         4. To approve the adoption of the Rimage Corporation 2001 Employee Stock Purchase Plan.

         5. To approve the adoption of the Rimage Corporation 2001 Stock Option Plan for Non-Employee Directors.

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of Rimage Corporation's Common Stock at the close of business on April 9, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each of you is invited to attend the Annual Meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                                        By Order of the Board of Directors



                                        Bernard P. Aldrich
                                        President and Chief Executive Officer

April 20, 2001

--------------------------------------------------------------------------------
             WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
          PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                               RIMAGE CORPORATION
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (952) 944-8144


                               -------------------

                                 PROXY STATEMENT

                               -------------------


                             SOLICITATION OF PROXIES

         The accompanying Proxy is solicited on behalf of the Board of Directors of Rimage Corporation (the "Company" or "Rimage") for use at the Annual Meeting of Shareholders to be held on May 23, 2001, at 4:00 p.m. at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone or personal calls.

         Shares of the Company's common stock, $.01 par value (the "Common Stock"), represented by proxies in the form solicited, will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for approval of the other proposals contained in this Proxy Statement and for any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

         Only holders of record of Common Stock at the close of business on April 9, 2001 will be entitled to receive notice of and to vote at the meeting. On April 9, 2001, the Company had 8,724,890 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

         So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about April 20, 2001.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         Seven persons have been nominated for election at the annual meeting:
Bernard P. Aldrich, Ronald R. Fletcher, Thomas F. Madison, Richard F. McNamara, Steven M. Quist, James L. Reissner, and David J. Suden. Except for Mr. Madison, each nominee is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next Annual Meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable.

         The following information is furnished with respect to each nominee as of April 9, 2001:

                                PRINCIPAL OCCUPATION AND               DIRECTOR
    NAME AND AGE        BUSINESS EXPERIENCE FOR PAST FIVE YEARS          SINCE
    ------------        ---------------------------------------          -----

Bernard P. Aldrich  Director, Chief Executive Officer and President       1996
Age 51              of Rimage since December 1996. President from
                    January 1995 to December 1996 of several manufacturing companies controlled by Activar,
                    Inc., including Eiler Spring, Comfort Ride and
                    Bending Technologies. Director of Apogee
                    Enterprises, Inc.

Ronald R. Fletcher  Owner and President of Aurora Service                 1987
Age 60              Corporation, a savings and loan holding company,
                    since 1982; Chairman of the Company from November
                    1992 to February 1998 and Chief Executive Officer of the Company from September 1995 to November
                    1996.

Thomas F. Madison   President and Chief Executive Officer of MLM         Nominee
Age 65              Partners, a consulting and small business
                    investment company since January 1993; Chairman of Communications Holdings, Inc. from December
                    1996 to March 1999; Chairman of AetherWorks, Inc.
                    from August 1999 to March 2000; Vice Chairman and
                    Chief Executive Officer of Minnesota Mutual Life
                    Insurance Company from February 1994 to September
                    1994; President of U.S. West Communication
                    Markets, a division of U.S. West, Inc., from June
                    1987 to December 1992. Director of Valmont
                    Industries Inc., ACI Telecentrics, Digital River,
                    Inc., Lightning Rod Software, Inc. and Delaware
                    Group of Funds.

Richard F. McNamara Chairman of the Board of the Company since            1987
Age 68 February 1998; Owner of Activar, Inc., a company that provides management services to corporations related to Activar, for more than five years;
                    Owner of or partner in numerous private companies. Director of Venturian Corporation.

Steven M. Quist     President of Cyberoptics Corporation since            2000
Age 55              February 1998, Chief Executive Officer of
                    Cyberoptics Corporation since March 2000 and a director of Cyberoptics Corporation since June
                    1991. President of Rosemount Inc., a subsidiary of Emerson Electric Co., and an employee of Rosemount from 1970 until 1998. Director of Data I/O
                    Corporation.

James L. Reissner   President of Activar, Inc., since January 1996 and    1998
Age 61              Chief Financial Officer of Activar from 1992 until
                    becoming President. Acted in various management and financial management capacities during the past twenty years, including Managing Director of the Minnesota Region of First Bank Systems, Inc., until 1990. Director of Intek, Inc.

David J. Suden      Chief Technology Officer of Rimage since December     1995
Age 54              1996 and a director since September 1995;
                    President of Rimage from October 1994 through
                    November 1996; Vice President-Development and
                    Operations of Rimage from February 1991 to October
                    1994.

          The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

BOARD COMMITTEES AND ACTIONS

         During calendar year 2000, the Board of Directors met five times. The Board of Directors has a Compensation Committee and an Audit Committee. During 2000, the Compensation Committee met two times and the Audit Committee met four times. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and senior management of the Company. The Compensation Committee also administers the Company's 1992 Stock Option Plan. The current members of the Compensation Committee are Mr. Quist, Mr. Reissner and Mr. McNamara. The Audit Committee reviews the internal and external financial reporting of the Company, and reviews the scope of the independent audit. The members of the Audit Committee are Mr. Quist and Mr. Reissner. The Board of Directors does not have a nominating committee. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during 2000.

         Directors currently receive a fee of $2,500 for each meeting of the Board of Directors which they attend. The Company has also granted directors nonqualified stock options under its 1992 stock option plan to purchase shares in each of the past few years. These option grants have been discretionary and have included grants to directors whether or not also serving as an employee or officer. The following chart shows the options granted to directors during 2000. Each option vests as to one-third of the shares on the date of grant, one-third of the shares on October 30, 2001, and one-third of the shares on October 30, 2002 with the exception of Mr. Quist whose option vests as to one-third of the shares on the date of grant, one-third of the shares on December 31, 2000, and one-third of the shares on December 31, 2001.

                   DIRECTOR           NUMBER OF SHARES      EXERCISE PRICE
                   --------           ----------------      --------------

              Bernard P. Aldrich            20,000              $10.00

              Richard F. McNamara           20,000               10.00

              Steven M. Quist               15,000               17.00

              James L. Reissner             20,000               10.00

              David J. Suden                20,000               10.00


Rather than continuing its current policy of discretionary grants, the Board of Directors has approved and proposed for adoption by shareholders a 2001 Stock Option Plan for Non-Employee Directors that would be limited to non-employee directors and would provide for automatic grants of 5,000 shares on the date of each annual meeting of shareholders. For a description of the 2001 Stock Option Plan for Non-Employee Directors, please see Proposal No. 5 of this Proxy Statement.

         The Company paid consulting fees to James Reissner, a director of the Company, for financial consulting services he provided to the Company. During the year ended December 31, 2000, the Company paid Mr. Reissner $50,000 under such arrangement.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Current executive officers of the Company who are not also directors include the following:

         Kenneth J. Klinck, 54, started with the Company in June 1997 and has been Vice President, Sales and Marketing of the Company since September 1997. For the thirty-one years prior to joining the Company, Mr. Klinck was with Advance Machine Company, as Vice President of International Operations since October 1992, and prior to that time as President of Advance Machine's European Operations.

         Robert M. Wolf, 32, started with the Company in September 1997 and has been Treasurer of the Company since January 2000. From March 1995 until joining the Company, Mr. Wolf was a CPA and audit manager with Deloitte & Touche LLP. From December 1991 until March 1995, Mr. Wolf was a CPA with House, Nezerka & Froelich PA.

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for each of the past three fiscal years earned by the Chief Executive Officer and by the other executive officers of the Company whose salary and bonus earned for 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                     -------------------------------------------
                                    ANNUAL COMPENSATION                     AWARDS               PAYOUTS
                           ----------------------------------------- -------------------- ----------------------
                                                            OTHER
                                                            ANNUAL   RESTRICTED                        ALL OTHER
        NAME AND                                            COMPEN-     STOCK                 LTIP      COMPEN-
   PRINCIPAL POSITION       YEAR     SALARY     BONUS      SATION(1)   AWARDS    OPTIONS     PAYOUTS   SATION(2)
------------------------- -------- ---------- ---------- ----------- ---------- --------- ----------- ----------

Bernard P. Aldrich          2000    $206,000   $140,620    $12,500          --    20,000         --     $5,250
Chief Executive Officer     1999     206,000    100,700     12,500          --    15,000         --      5,000
and President               1998     182,478     75,613      6,000          --    28,125         --      5,000

David J. Suden              2000     186,000    140,558     12,500          --    20,000         --      5,250
Chief Technology            1999     186,000    100,630     12,500          --    15,000         --      4,750
Officer                     1998     166,375     70,578      6,000          --    28,125         --      4,298

Kenneth J. Klinck           2000     189,533     45,592         --          --    10,000         --      5,250
Vice President--Sales       1999     165,020     35,574         --          --     7,500         --      3,773
and Marketing               1998     152,458     25,525         --          --    22,500         --      2,312

Robert M. Wolf              2000      70,942     30,221         --          --    10,000         --      2,128
Treasurer                   1999      65,885     20,000         --          --     3,750         --      1,977
                            1998      61,538     10,000         --          --     4,500         --        433

---------------------
(1)  Represents directors' fees.
(2) Represents the Company's matching contributions under its 401(k) retirement savings plan.

STOCK OPTIONS

         The Company maintains a 1992 Stock Option Plan (the "Plan"). The Company may grant incentive stock options or nonqualified stock options to executive officers, directors and other employees and consultants of the Company under the Plan. The following table sets forth information with respect to options granted to the named executive officers in 2000:

                              OPTION GRANTS IN 2000

                                                                       POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                      ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                 FOR OPTION TERM (1)
                                                                     ------------------------------------------
                       OPTIONS     % OF TOTAL OPTIONS     EXERCISE
                       GRANTED          GRANTED TO       PRICE PER    EXPIRATION
        NAME             (#)        EMPLOYEES IN 2000      ($/SH)         DATE          5%($)         10%($)
--------------------  ----------  ---------------------  ----------  ------------   -----------   -------------
Bernard P. Aldrich      20,000             8.0%            10.00        5/10/10       125,779        318,748
David J. Suden          20,000             8.0             10.00        5/10/10       125,779        318,748
Kenneth J. Klinck       10,000             4.0             10.00        5/10/10        62,890        159,374
Robert M. Wolf          10,000             4.0             10.00        5/10/10        62,890        159,374

---------------------
(1) These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

         The following table provides information with respect to stock options held at December 31, 2000, by the named executive officers.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                         YEAR AND YEAR-END OPTION VALUES

                                                                                  VALUE OF UNEXERCISED
                           SHARES                     NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON      VALUE       OPTIONS AT YEAR-END (#)        YEAR-END ($) (2)
        NAME              EXERCISE    REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------- ------------- ------------- --------------------------- ---------------------------
Bernard P. Aldrich         22,500       $288,750     229,792         13,333     $1,480,078         $0
David J. Suden             75,000        843,750      64,792         13,333        276,953          0
Kenneth J. Klinck          15,000        171,250      74,584          6,666        438,281          0
Robert M. Wolf              2,880         40,320      18,034          6,666         70,725          0

---------------------
(1) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise.
(2) Based on the difference between the December 29, 2000 closing price of $8.625 per share as reported on The Nasdaq Stock Market and the exercise price of the options.

RETIREMENT SAVINGS PLAN

         Rimage adopted a profit sharing and savings plan in 1991 under Section 401(k) of the Internal Revenue Code, which allows employees to contribute the lesser of (i) up to 16% of their pre-tax income to the plan or (ii) $10,500. The 401(k) Plan includes a discretionary matching contribution by the Company. These discretionary contributions totaled $168,314, $142,957, and $123,621 in 2000, 1999, and 1998, respectively.

CERTAIN TRANSACTIONS

         Rimage leases approximately 43,000 square feet of office, manufacturing and warehouse space from a corporation owned by Messrs. Fletcher and McNamara, pursuant to a lease dated September 1998. The lease expires on September 30, 2003. Rent is approximately $436,000 per year, including a pro rata share of operating costs.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is currently comprised of Mr. Quist, Mr. Reissner and Mr. McNamara. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

         The Company's policy with respect to the compensation of executive officers is based upon the following principals: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers' annual compensation, the Compensation Committee considers the overall performance of the Company, as well as the particular executive officer's position at the Company and the executive officer's performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

         During 2000, salaries of executive officers, including the Company's Chief Executive Officer, were set at levels that recognized increased salary rates in the industry. The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies. Mr. Aldrich's base salary remained $206,000 in 2000, which represents no change from his 1999 base salary.

         Executive officers are also eligible for discretionary bonuses, which the Board of Directors awards based upon the Company's overall performance and the contribution to such performance made by the executive officers' areas of responsibility. For 2000, the Compensation Committee established performance goals upon which cash bonuses would be established. Based upon realization of such goals, the Compensation Committee and the Board granted Mr. Aldrich a $140,620 bonus for 2000. The Compensation Committee is establishing specific performance goals for 2001 upon which cash bonuses will be established.

         The Company provides long-term incentive to its executives, and ties a portion of executive compensation to Company performance, through grants of stock options under the Company's 1992 Stock Option Plan. During 2000, the Company granted Mr. Aldrich an option to purchase 20,000 shares for his services as a director. Although the grant provides Mr. Aldrich an additional incentive to improve the performance of the Company and the performance of its common stock in the market, because of his substantial option holdings, the Committee did not believe that additional large grants were warranted in 2000.

         The Compensation Committee believes that the objectives of the Company's compensation policy in providing fixed compensation to management adequate to avoid attrition and providing variable compensation in amounts and forms that encourage generation of value for shareholders were achieved during 2000.

                                        By: The Compensation Committee


                                        Richard F. McNamara
                                        Steven M. Quist
                                        James L. Reissner

                                PERFORMANCE GRAPH

         The Company's common stock is quoted on The Nasdaq National Market. The following graph shows changes during the period from December 31, 1996, to December 29, 2000, in the value of $100 invested in: (1) the Nasdaq National Market Index (US); (2) Nasdaq Non-Financial Stocks Index and (3) the Company's common stock. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.


                               [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------
                                12/31/96    12/31/97    12/31/98    12/31/99    12/29/00
-------------------------------------------------------------------------------------------
Nasdaq National Market Index     $100.00     $150.69     $212.51     $394.94     $237.68
-------------------------------------------------------------------------------------------
Nasdaq Non-Financial Stocks      $100.00     $142.20     $208.73     $408.73     $238.52
-------------------------------------------------------------------------------------------
Rimage Corporation               $100.00      $88.11     $245.88     $314.75     $254.50
-------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 30, 2001, the number of shares of Common Stock beneficially owned by (i) each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's common stock, (ii) each executive officer of the Company named in the Summary Compensation Table herein, (iii) each director, and (iv) all executive officers and directors as a group.

                                              Number of Shares      Percent of
 Name and Address of Beneficial Owner      Beneficially Owned (1)   Outstanding
 ------------------------------------      ----------------------   -----------

Richard F. McNamara (2).................         1,148,542             13.0%
7808 Creekridge Circle
Minneapolis, MN 55439

Kern Capital Management LLC (3).........           846,900              9.7%
114 West 46th Street, Suite 1926
New York, NY 10036

George E. Kline (4).....................           657,125              7.5%
4750 IDS Center
Minneapolis, MN 55402

Ronald R. Fletcher (5)..................           390,507              4.4%

Bernard P. Aldrich (6)..................           256,992              2.9%

David J. Suden .........................           154,292              1.8%

James L. Reissner.......................           192,487              2.2%

Steven M. Quist.........................            10,000                 *

Thomas F. Madison.......................                --                 *

Kenneth J. Klinck.......................            90,434              1.0%

Robert M. Wolf .........................            22,834                 *

All executive officers and
directors as a group (8 persons)........         2,266,088             23.5%

---------------------
*    Less than one percent
(1) Includes shares which could be purchased within 60 days upon the exercise of the following stock options: Mr. Fletcher, 240,750 shares; Mr. McNamara, 145,417 shares; Mr. Kline, 82,500 shares; Mr. Aldrich, 209,792 shares; Mr. Suden, 64,792 shares; Mr. Reissner, 145,417; Mr. Quist, 10,000 shares; Mr. Klinck, 74,584; Mr. Wolf, 15,154 shares and all directors and executive officers as a group, 905,906 shares.
(2) Includes 131,750 shares held by a charitable foundation for which Mr. McNamara serves as trustee and for which he disclaims beneficial ownership.
(3)  Based on Schedule 13G filed February 9, 2001.
(4) Based on Form 4 filed September 7, 2000. Includes 247,500 shares which are owned by limited partnerships that are managed by a limited liability company for which Mr. Kline is a Managing Partner. Mr. Kline has no voting or investment power with respect to such shares and disclaims beneficial ownership. Includes 285,750 shares which are held by Venture Management, Inc., Profit Sharing Plan and Trust of which Mr. Kline is trustee and sole beneficiary.
(5)  Includes 1,875 shares held as custodian for a minor child.
(6)  Includes 450 shares held as custodian for minor children.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 2000.

         Based upon information provided by officers and directors of the Company, the Company believes that all officers, directors and 10% shareholders filed all reports on a timely basis in the 2000 fiscal year, except that George
E. Kline, a director who resigned in September 2000, did not respond to an inquiry regarding the timely filing of all reports. Mr. Kline is subject to an indictment that alleges, among other things, that an entity or entities that he controlled traded in the Company's securities and that such trades were not properly reported.


                                   PROPOSAL 2:
           APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

INTRODUCTION

         On February 14, 2001, the Company's Board of Directors approved, subject to shareholder approval, an amendment to Article Four of the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 10,000,000 to 30,000,000. If the amendment is approved, Article Four, Section (01) will read as follows:

                  "(01) The corporation is authorized to issue thirty million (30,000,000) shares of capital stock, $.01 par value."

         The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

PURPOSES AND EFFECTS OF THE AMENDMENT

         At March 30, 2001 there were 8,724,790 shares of common stock outstanding, 1,457,057 shares reserved for issuance under outstanding options granted under the Company's 1992 Stock Option Plan, and 152,708 shares reserved for issuance upon exercise of options and warrants held by former optionholders and warrantholders of Cedar Technologies, Inc. (a company acquired by the Company in March 2000). Accordingly, the amendment is required to satisfy obligations under existing stock purchase rights and is necessary to accommodate the additional shares that would be authorized under stock benefit programs if the items set forth in Proposal 3, Proposal 4 or Proposal 5 of this Proxy Statement are approved.

         The following table illustrates the number of shares of common stock outstanding, and reserved for issuance under outstanding share purchase rights as of March 31, 2001, both before the adoption of this proposal, and on a pro forma basis after the increase in authorized shares through this proposal and Proposal 3, Proposal 4 and Proposal 5:

                                CURRENTLY     AFTER PROPOSAL 2    AFTER PROPOSALS 3,4 AND 5
                                ---------     ----------------    -------------------------
Authorized Shares               10,000,000       30,000,000               30,000,000
Outstanding Shares               8,724,790        8,724,790                8,724,790
Shares reserved under            1,457,057        1,457,057                1,457,057
outstanding options
Shares reserved under              152,708          152,708                  152,708
outstanding warrants

Shares available under 1992        184,508          184,508                  884,508
Option Plan for future grant
Shares available under                  --               --                  300,000
Employee Stock Purchase Plan
for future grant
Shares available under                  --               --                   75,000
Non-Employee Director Plan
for future grant
Shares authorized but not        (365,755)       19,634,245               18,559,245
committed

         As illustrated above, because the number of shares outstanding, reserved for issuance under outstanding options, and reserved for issuance under outstanding warrants exceeds the shares currently authorized, a vote for Proposal 1 will also have the affect of providing adequate shares to meet outstanding commitments under options. If Proposal 1 is not approved, and all of such options remained outstanding, the holders of such options would not be able to receive the benefit of their options. A vote for Proposal 1 will therefore have the affect of ratifying the ability to honor such options.

         Further, the Board of Directors believes that additional authorized shares of Common Stock will allow the Company to take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special shareholders' meeting (unless otherwise required by the rules of any stock exchange on which Company's Common Stock may then be listed). The additional shares of Common Stock would also permit the Company increased flexibility with respect to stock dividends, future stock benefit plans and for other general corporate purposes.

         The issuance by the Company of shares of Common Stock may dilute the present equity ownership position of current holders of Common Stock. Unless required by law or by the rules of any stock exchange on which Company's Common Stock may in the future be listed, no further authorized vote by the shareholders will be necessary for any issuance of shares of Common Stock. Under existing NASD regulations, approval by a majority of the holders of Common Stock would nevertheless be required in connection with any transaction that would result in the original issuance of additional shares of Common Stock, other than in a public offering, (i) if the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) if the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable common stock) is equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

         Although the increase in authorized but unissued shares of Common Stock is not designed for such purposes, the increase in the authorized but unissued shares of Common Stock could make a change in control of Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of Company. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of Company and its shareholders.

         The amendment also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

         Although the Board of Directors presently has no intention of doing so, shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or amendment to the Restated Articles of Incorporation would not receive the majority shareholder vote required for approval of a business combination transaction. See "Security Ownership of Certain Beneficial Owners and Management."

         Although the Board of Directors has concluded that the potential benefits of the proposed amendment outweighs its possible disadvantages, the Board asks shareholders to consider, as the Board has done, those possible disadvantages. Shareholders may find the issuance of shares of Common Stock disadvantageous to the extent that it may be used to discourage takeovers which are not approved by the Board but in which shareholders may receive for some or all of their shares a substantial premium above market value at the time a tender offer is made. The issuance of additional shares of Common Stock may be used to discourage takeovers that are not approved by the Board but in which shareholders may receive a substantial premium above market value for some or all of their shares at the time a tender offer is made. Thus, shareholders who may wish to participate in such a tender offer may be restricted in their opportunity to do so. In addition, because the proposed amendment may enable the Company to discourage tender offers, the amendment may make removal of directors or other management personnel more difficult. To the extent that the adoption of the proposed amendment renders less likely a merger or other transaction opposed by the Company's incumbent Board of Directors, the effect of such adoption may be to assist the Board of Directors and management in retaining their current positions.

         The Board of Directors does not have any current intention of implementing any contractual provisions or other amendments to its articles, bylaws, employment agreements or credit agreements that would have material antitakeover consequences, knows of no current effort or plans to accumulate the Company's securities or acquire control of the Company, and has no current plans or proposals to use the additional authorized shares for acquisitions. Because the amendment is necessary to accommodate existing share purchase rights and other benefit plans the Board is recommending, and because the Board believes it is advisable to have the shares available if favorable acquisition proposals present themselves, the Board recommends approval of the amendment. If the amendment is not approved, the Company will not have the ability to honor existing option agreements with respect to 365,755 shares and will not have the ability to issue any shares or additional share purchase rights.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION AS SET FORTH IN PROPOSAL 2.


                                   PROPOSAL 3:
               APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN

INTRODUCTION

         On February 14, 2001, the Company's Board of Directors approved, subject to shareholder approval and subject to approval of Proposal 2 above, an amendment to the Company's 1992 Stock Option Plan (the "Plan") that will increase the number of shares reserved for issuance under the plan by 170,000 shares. The Plan is intended to promote the growth and profitability of the Company by providing its employees and directors with an incentive to achieve long-term corporate objectives, to attract and retain employees and directors of outstanding competence, and to provide such employees and directors with an equity interest in the Company.

         Although 1,641,565 shares were reserved under the Plan for issuance under options at March 31, 2001, there were outstanding options to purchase 1,457,057 shares at that date and remained only 184,508 shares available for future grant. Stock options are a primary ingredient in the compensation packages for both executive and technical personnel. Without the ability to grant additional options, the Board of Directors of the Company does not believe that it would have the appropriate tools to attract and retain these personnel. The Board of Directors is recommending the amendment to the Plan to provide enough authorization to cover anticipated option grants for the next several years. Although the additional reservation under the Plan will be used to grant options consistent with past practice, including additional grants during 2001, the Company does not have any current plans, proposals or understandings regarding additional grants or regarding grants at lower prices to existing option holders.

         The amendment to the Plan cannot be implemented, however, unless the number of authorized shares of common stock of the Company is increased in accordance with Proposal 2. Accordingly, Proposal 3 will not be adopted if Proposal 2 is not approved.

SUMMARY OF THE PLAN

         The Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards, to set the terms and conditions of such awards, to determine whether the payment of any amounts received under any award shall or may be deferred, and to establish rules for the administration of the Plan.

         The Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Code, and stock options that do not meet such requirements (non-qualified stock options). No option under the plan may have a term of more than ten years. The exercise price per share under any incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of the grant of such option or other award. Any person who holds more than 10% of the Company's Common Stock may not receive an incentive option that has a term longer than five years or an exercise price of less than 110% of the fair market value on the date of grant. Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Committee.

         Any employee, officer, director, consultant or independent contractor of the Company and its affiliates selected by the Committee is eligible to receive an option under the Plan. No option granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will or the laws of descent and distribution, except that the Committee may permit the designation of a beneficiary. Each option is exercisable, during such individual's lifetime, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative.

         The Board of Directors may amend, alter or discontinue the Plan at any time, provided that shareholder approval must be obtained for any such action that would (a) increase the number of shares available for issuance or sale pursuant to the plan, (b) change the classification of persons eligible to participate in the Plan, or (c) materially increase the benefits accruing to participants under the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any option agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, but the Committee may not amend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

         The grant of an option is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

         The affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Annual Meeting and entitled to vote is necessary for approval of the amendment to the Option Plan described above. Proxies will be voted in favor of such proposal unless otherwise indicated. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE OPTION PLAN AS SET FORTH IN PROPOSAL 3.

                                   PROPOSAL 4:
                ADOPTION OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

         On February 14, 2001, the Company's Board of Directors approved, subject to shareholder approval and subject to approval of Proposal 2 above, the adoption of the Company's 2001 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is being proposed to provide employees a convenient and economical method of purchasing shares of the Common Stock of the Company and therefore aligning the interests of those employees with shareholders.

         The Purchase Plan cannot be implemented, however, unless the number of authorized shares of common stock of the Company is increased in accordance with Proposal 2. Accordingly, Proposal 4 will not be adopted if Proposal 2 is not approved.

         The following summary is qualified in its entirety by reference to the full text of the 2001 Employee Stock Purchase Plan attached hereto as Exhibit A.

SUMMARY OF THE PURCHASE PLAN

         As proposed, the Purchase Plan will reserve 300,000 shares of the Company's Common Stock for sale to participating employees at the lower of 85% of the fair market value of the Company's Common Stock on the first business day, or the last business day, of the applicable purchase period. Under the terms of the Purchase Plan, purchase periods begin on the first business day of July of each year and end on the last business day of June of the following year.

         The Purchase Plan will allow participating employees to direct the Company to make after-tax payroll deductions of from 1% to 10% of their compensation during the purchase period and apply those deductions at the end of the purchase period to the purchase of shares of Common Stock. Participating employees will be allowed to withdraw from the Purchase Plan at any time, although no employee may enroll again after a withdrawal until commencement of the next purchase period. No participant may purchase more than 5,000 shares or shares having a market value exceeding $25,000 under the Purchase Plan (and any other plan qualifying under Section 423(b)(8) of the Internal Revenue Code of 1986, as amended) during any purchase period. In addition, if the purchases by all participants in any purchase period would result in the sale of more than 100,000 shares of Common Stock under the Purchase Plan for the Purchase Period, each participant will be allocated a pro rata portion of the 100,000 shares to be sold for that Purchase Period.

         Any employee of the Company or any of its subsidiaries (other than employees who have been employed by the Company or any of its subsidiaries less than six months or whose customary employment by the Company or any of its subsidiaries is less than 20 hours per week or five months per calendar year) is eligible to participate in the Purchase Plan, provided that no employee who holds more than 5% percent of the outstanding Common Stock may participate.

         Upon a participant's termination of employment with the Company for any reason other than approved retirement or death, participation in the Purchase Plan will cease and the balance of the participant's share purchase account will be paid, in cash, to the participant within 30 days. Upon the death or approved retirement of a participant, no further contributions will be made to the participant's share purchase account and the balance in the account will either be used to purchase shares of Common Stock at the end of the current purchase period or be paid in cash if requested, provided that in the case of approved retirement, no purchase of Common Stock shall be allowed if the last day of the purchase period in which such retirement occurs is more than 3 months following the date of such retirement.

         The Purchase Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as established by the Board of Directors. The Purchase Plan may be amended by the Board of Directors at any time, except that the Board of Directors cannot, without shareholder approval, adopt any amendment that (i) would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Purchase Plan, (ii) requires shareholder approval under any rules or regulations of the National Association of

Securities Dealers, Inc. or any securities exchange applicable to the Company, or (iii) permits the issuance of Common Stock before payment therefor in full.

         Although the Board of Directors believes that the adoption of the Purchase Plan is in the best interests of the Company and its shareholders because it is expected to increase the incentive of the Company's employees to work hard for the Company's success, the Board believes shareholders should also consider the potential disadvantages of the Purchase Plan. The Purchase Plan will result in the issuance of shares to employees at less than market value of the shares on the date of issuance. These share issuances will have the affect of increasing the number of outstanding shares of common stock without an increase in capital contributed that corresponds to market price and will therefore have a dilutive effect. The Board has adopted limitations on the number of shares issued under the Purchase Plan in any year (100,000 shares) to limit this dilutive affect.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL OF THE ADOPTION OF THE PURCHASE PLAN DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE PURCHASE PLAN AS SET FORTH IN PROPOSAL 4.


                                   PROPOSAL 5:
        ADOPTION OF THE 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On February 14, 2001, the Company's Board of Directors approved, subject to shareholder approval and subject to approval of Proposal 2 above, the adoption of the Company's 2001 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Until the adoption of the Director Plan, option grants to directors were made periodically at the discretion of the Board and officers who are also directors participated in these discretionary grants. The Director Plan is being proposed to standardize the time, date, amount and terms of annual grants to directors, to separate the stock based incentives provided officers (who are not entitled to participate in the Director Plan) from the incentives provided non-employee directors, and to continue to provide a personal incentive to directors to maximize the value of the Company's common stock.

         The Director Plan cannot be implemented, however, unless the number of authorized shares of common stock of the Company is increased in accordance with Proposal 2. Accordingly, Proposal 5 will not be adopted if Proposal 2 is not approved.

         The following summary is qualified in its entirety by reference to the full text of the 2001 Stock Option Plan for Non-Employee Directors attached hereto as Exhibit B.

SUMMARY OF THE DIRECTOR PLAN

         The Director Plan will reserve a total of 75,000 shares of Common Stock for issuance to directors of the Company who are not also employees upon exercise of options granted to them under the Director Plan. Each nonemployee director of the Company will receive an option to purchase 5,000 shares of Common Stock at each annual meeting of shareholders at which such director is elected or reelected beginning with the 2001 Annual Meeting. The exercise price of all options under the Director Plan will be equal to the fair market value (the closing sale price on the Nasdaq if so traded) of the Common Stock on the date of such annual meeting. All options granted under the Director Plan will be fully exercisable from the date of grant and will expire ten years from the date of grant.

         Options under the Director Plan are not transferable and expire upon removal of the director for gross or willful misconduct. Options remain exercisable for the remainder of their initial term if a director otherwise resigns. All options granted under the Director Plan are nonqualified stock options.

         The following table sets forth the information with respect to options that will be granted to nominees under the Director Plan upon their reelection to the Board of Directors and shareholder approval of the Director Plan at the 2001 Annual Meeting:

                                 NEW PLAN GRANTS

                           NAME                    NUMBER OF SHARES
                           ----                    ----------------

                  Ronald R.  Fletcher                    5,000
                  Richard F. McNamara                    5,000
                  Steven M. Quist                        5,000
                  James L. Reissner                      5,000
                  Thomas F. Madison                      5,000


All of such options will be fully exercisable on the date of grant. Such options will expire on May 23, 2011.

         The Board of Directors believes that the proposed amendments to the Director Plan are in the best interests of the Company because they provide a more disinterested means of establishing stock based incentives for board members yet continue to align the interests of non-employee directors with those of the Company and the Company's shareholders.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL OF THE AMENDMENTS TO THE DIRECTOR PLAN DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE DIRECTOR PLAN AS SET FORTH IN PROPOSAL 5.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

         The Audit Committee of Rimage Corporation presently consists of two independent directors: Steven Quist and James Reissner. Although Mr. Reissner has been paid for consulting with the Company, the Board of Directors does not believe his consulting interferes with his independence and has concluded that both members of the Audit Committee are independent directors for Nasdaq listing purposes. The Company intends to appoint a third member to the Audit Committee before June 14, 2001.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

         The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit C. In accordance with such Charter, the Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by SAS No. 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with KPMG LLP their independence from the Company.

REVIEW WITH MANAGEMENT

         Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                        BY: THE AUDIT COMMITTEE

                                        Mr. Steven M. Quist
                                        Mr. James L. Reissner


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company has selected KPMG LLP as its independent auditors for its fiscal year ending December 31, 2001. Representatives of KPMG LLP, which has served as the Company's independent auditors since 1989, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

         Fees billed or expected to be billed to the Company by KPMG LLP for the audit of the Company's consolidated annual financial statements for the year ended December 31, 2000 and for reviews of those consolidated financial statements included in the Company's quarterly reports on Form 10-Q totaled $103,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed or expected to be billed to the Company by KPMG LLP for services provided during the Company's 2000 fiscal year for Financial Information Systems Design and Implementation.

ALL OTHER FEES

         Fees billed or expected to be billed to the Company by KPMG LLP for services provided during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $110,000.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any shareholder wishing to include a proposal in the Company's proxy solicitation materials for its next annual meeting of shareholders must submit such proposal for consideration in writing to the Secretary of the Company at its principal executive offices, Rimage Corporation, 7725 Washington Avenue South, Minneapolis, MN 55439, no later than December 21, 2001.

         Pursuant to the Company's Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, no later than December 21, 2001. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws.

         Management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) such proposal or nominee has been properly omitted from the Company's proxy materials under federal securities laws; (ii) notice of such proposal or nominee was not submitted to the Secretary of the Company at the address listed above by December 21, 2001; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal or elect the nominee.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such makers.


                                        By Order of the Board of Directors



                                        Bernard P. Aldrich
                                        President and Chief Executive Officer

Minneapolis, Minnesota
April 20, 2001

                                                                       Exhibit A


                               RIMAGE CORPORATION
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                             ARTICLE I. INTRODUCTION

                  Section 1.01 Purpose. The purpose of the RIMAGE CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is to provide employees of RIMAGE CORPORATION, a Minnesota corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Shares, without par value, and, thus, to develop a stronger incentive to work for the continued success of the Company.

                  Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

                  Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Acceleration Date" means the earlier of the date of shareholder approval or approval by the Company's Board of Directors of
         (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Company Common Shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate share ownership in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                  (b) "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

                  (c) "Committee" means the committee described in Section
         10.01.

                  (d) "Company" means Rimage Corporation, a Minnesota corporation, any subsidiary of the Company and any successors to the Company by merger or consolidation as contemplated by Article XI herein.

                  (e) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, including bonus payments and all other forms of special compensation.

                  (f) "Fair Market Value" as of a given date means such value of the Common Shares as reasonably determined by the Committee in a manner consistent with Section 423 of the Code.

                  (g) "Participant" means a Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

                  (h) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Full-Time Employees may participate in the Plan.

                  (i) "Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding employees (i) whose customary employment is less than 20 hours per week, (ii) who have not yet completed six months of employment, or
         (iii) whose customary employment is not more than 5 months in a calendar year.

                  (j) "Plan" means the Rimage Corporation 2001 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.

                  (k) "Purchase Period" means each of the 12-month periods beginning on the first business day in July of each year and ending on the last business day in the following June, respectively.

                  (l) "Common Shares" means the Company's Common Shares, $.01 par value, as such Shares may be adjusted for changes in the Shares or the Company as contemplated by Article XI herein.

                  (m) "Share Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

                  Section 2.01 Eligible Employees. All Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Full-Time Employee.

                  Section 2.02 Election to Participate. An eligible Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

                  Section 2.03 Limits on Shares Purchase. No employee shall be granted any right to purchase Common Shares hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Shares possessing 5% or more of the total combined voting power or value of all the classes of the capital shares of the Company or of all Affiliates.

                  Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                    ARTICLE III. PAYROLL DEDUCTIONS, COMPANY
                    CONTRIBUTIONS AND SHARE PURCHASE ACCOUNT

                  Section 3.01 Deduction from Pay. The form described in Section
2.02 will permit a Participant to elect payroll deductions of not less than 1% and not more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose.

                  Section 3.02 Interest and Company Contributions. The Company may, in the sole discretion of and subject to such limitations as the Committee may impose, pay interest with respect to each Participant's Share Purchase Account.

                  Section 3.03 Credit to Account. Payroll deductions will be credited to the Participant's Share Purchase Account on each payday.

                  Section 3.04 Nature of Account. The Share Purchase Account is established solely for accounting purposes, and all amounts credited to the Share Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

                  Section 3.05 No Additional Contributions. A Participant may not make any payment into the Share Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

                  Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole Common Shares that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Share Purchase Account, subject to the limitations that (a) no more than 5,000 Common Shares may be purchased under the Plan by any one Participant for a given Purchase Period, (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Shares and other shares may be purchased under the Plan and all other employee share purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year and
(c) if the purchases for all Participants in any Purchase Period would result in the sale of more than 100,000 Common Shares in the aggregate under the Plan for such Purchase Period, each Participant shall be allocated a pro rata portion of the 100,000 Common Shares to be sold for that Purchase Period. If the purchases for all Participants would otherwise cause the aggregate number of Common Shares to be sold under the Plan to exceed the number specified in Section 10.03, each Participant shall be allocated a pro rata portion of the Common Shares to be sold.

                  Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Shares on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Shares on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                          ARTICLE V. EXERCISE OF RIGHT

                  Section 5.01 Purchase of Shares. On the last business day of a Purchase Period, the entire credit balance in each Participant's Share Purchase Account will be used to purchase the largest number of whole Common Shares purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

                  Section 5.02 Cash Distributions. Any amount remaining in a Participant's Share Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash in a timely fashion after the end of that Purchase Period.

                  Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                ARTICLE VI. WITHDRAWAL FROM PLAN; SALE OF SHARES

                  Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Share Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

                  Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Share Purchase

Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Share Purchase Account will be used to purchase Common Shares, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Shares Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Shares or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

                  Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Share Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Share Purchase Account will be used to purchase Common Shares, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Share Purchase Account in cash within 30 days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Shares in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Share Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Full-Time Employee.

                         ARTICLE VII. NONTRANSFERABILITY

                  Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Shares hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

                  Section 7.02 Nontransferable Account. Except as provided in
Section 6.02, the amounts credited to a Share Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                        ARTICLE VIII. SHARE CERTIFICATES

                  Section 8.01 Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate representing the Common Shares purchased on the last business day of such Purchase Period.

                  Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Shares prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

                  Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Shares purchased until a certificate representing the same is issued to or for the benefit of the Participant.

                  Section 8.04 Form of Ownership. The certificates representing Common Shares issued under the Plan will be registered in the name of the Participant.

                    ARTICLE IX. EFFECTIVE DATE, AMENDMENT AND
                               TERMINATION OF PLAN

                  Section 9.01 Effective Date. The Plan was approved by the Board of Directors on February 14, 2001 and shall be approved by the shareholders of the Company within twelve (12) months thereof. In the event that the Plan is not so approved by the shareholders of the Company, for any reason, it shall then be of no force or effect whatsoever, and no Common Shares shall be purchased hereunder. The Plan will terminate upon completion of the Purchase Period which ends on the first business day occurring on or after February 14, 2011.

                  Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on June 1, 2001. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(k).

                  Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without shareholder approval be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan,
(ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Shares before payment therefor in full

                  Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the Common Shares provided for in Section
10.03 have been sold.

                            ARTICLE X. ADMINISTRATION

                  Section 10.01 The Committee. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

                  Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Shares acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

                  Section 10.03 Shares to be Sold. The Common Shares to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Shares in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of Common Shares to be sold under the Plan will not exceed 300,000 shares.

                  Section 10.04 Notices. Notices to the Committee should be addressed as follows:


                     Employee Stock Purchase Plan Committee
                               Rimage Corporation
                          7725 Washington Avenue South
                              Minneapolis, MN 55439


                       ARTICLE XI. ADJUSTMENT FOR CHANGES
                              IN SHARES OR COMPANY

                  Section 11.01 Share Dividend or Reclassification. If the outstanding Common Shares are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, share dividend, share split, amendment to the Company's Articles of Incorporation, reverse share split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

                  Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                           ARTICLE XII. APPLICABLE LAW

                  Rights to purchase Common Shares granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

                                                                       EXHIBIT B


                               RIMAGE CORPORATION
                2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.       Purpose of Plan

                  This plan shall be known as the "2001 Rimage Corporation Stock Option Plan For Non-Employee Directors" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Rimage Corporation, a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable non-employee directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Stock Subject to Plan

                  Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Subject to adjustment as provided in Section 10 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 75,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.       Administration of Plan

                  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or such other committee of directors as may be designated by such Board to administer the Plan (the "Committee"). The Committee shall have plenary authority in its discretion, subject to the express provisions of this Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

4.       Eligibility.

                  Each director who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to receive options under this Plan upon election to serve on the Board of Directors of the Company at the annual meeting of shareholders of the Company.

5.       Price

                  The option price for all options granted under the Plan shall be the fair market value of the shares covered by the option on the date the option is granted. For purposes of this Plan, the fair market value of the Common Stock on a given date shall be (i) the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Common Stock is then quoted on Nasdaq; (ii) the last sale price of the Common Stock as reported on the Nasdaq National Market System on such date, if the Common Stock is then quoted on the Nasdaq National Market System; or (iii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

6.       Term

                  Each option and all rights and obligations thereunder shall, subject to the provisions of Section 8 herein, expire ten years from the date of grant of the option.

7.       Grant and Exercise of Option

                  (a) Each Eligible Directors shall receive, automatically upon election or reelection, an option to purchase up to 5000 shares of Common Stock on the date of each annual meeting of shareholders of the Company at which such person is elected or reelected to serve on the Board of Directors of the Company.

                  (b) Options granted under the Plan shall be exercisable in full on the date of grant of the option.

                  (c) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

                  (d) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or (ii) by delivering the Company's Common Stock already owned by the optionee having a fair market value on the date of exercise equal to the full purchase price of the shares, or (iii) by any combination of cash and the method specified in (ii) of this sentence; provided, however, that an optionee shall not be entitled to tender shares of Common Stock pursuant to successive, substantially simultaneous exercises of options granted hereunder or in any manner tantamount to the technique commonly referred to as "pyramiding." For purposes of the preceding sentence, the fair market value of Common Stock tendered shall be determined as provided in Section 5 hereof as of the date of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

                  (e) Each option granted under this Plan shall be evidenced by an option agreement in such form as the Committee shall from time to time approve.

8.       Effect of Termination of Directorship or Death or Disability

                  (a) In the event that an optionee shall cease to be a director of the Company for any reason other than his or her gross and willful misconduct or death or disability, such optionee shall have the right to exercise the option at any time within 90 days after such termination of directorship to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

                  (b) In the event that an optionee shall cease to be a director of the Company by reason of his or her gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

                  (c) In the event that an optionee shall cease to be a director of the Company by reason of his or her death or disability, or if the optionee shall die within 90 days after termination of directorship for any reason other than his or her gross and willful misconduct, such optionee's guardians, administrators or personal representatives shall have the right to exercise the option at any time within twelve months after such optionee's death or date of termination of directorship by reason of disability to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

                  (d) Nothing in this Plan or in any agreement hereunder shall confer on any optionee any right to continue as a director of the Company or affect in any way any legal rights with respect to termination of such directorship or removal of such optionee as a director.

9.       Non-Transferability

                  No option granted under the Plan shall be transferable by optionee, otherwise than by will or the laws of descent or distribution. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

10.      Dilution or Other Adjustments

                  If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the exercise prices thereof in order to prevent dilution or enlargement of option rights.

11.      Amendment or Discontinuance of Plan

                  The Committee may amend or discontinue the Plan at any time; provided that, notwithstanding any other provision in this Plan to the contrary, in no event shall this plan be amended more than once during any six month period, except to comport with changes in the Internal Revenue Code or the rules thereunder. Subject to the provisions of Section 10, no amendment of the Plan shall, without shareholder approval: (a) increase the maximum number of shares with respect to which options may be granted under the Plan as provided in
Section 2 hereof, (b) modify the eligibility requirements for participation in the Plan as provided in Section 4 hereof, or (c) change the date of grant or exercise price of, or the number of shares subject to, options granted or to be granted to Eligible Directors, as provided in Section 4 and 5 hereof. The Committee shall not alter or impair any option theretofore granted under the Plan.

12.      Time of Granting

                  Nothing contained in the Plan or in any resolution adopted or to be adopted by the Committee, the Board of Directors or the shareholders of the Company, and no action taken by the Committee (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

13.      Effective Date and Termination of Plan

                  (a) The Plan shall be effective as of the date of its approval by the shareholders of the Company.

                  (b) Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on the tenth anniversary of the effective date of the Plan. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

                                                                       EXHIBIT C


                         Charter of the Audit Committee
                 of the Board of Directors of Rimage Corporation


I.  Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         * Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         * Monitor the independence and performance of the Company's independent auditors.

         * Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of The Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with the management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Legal Compliance

         11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                               RIMAGE CORPORATION

                 Proxy for the 2001 Annual Shareholders Meeting
                           to be held on May 23, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Bernard P. Aldrich and David J. Suden and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rimage Corporation, to be held on May 23, 2001, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.  ELECTION OF DIRECTORS:

    [ ]             FOR all nominees                [ ]    WITHHOLD AUTHORITY
        (EXCEPT AS MARKED TO THE CONTRARY BELOW)        TO VOTE FOR ALL NOMINEES

       TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH
                                 HIS NAME BELOW:
 Bernard P. Aldrich, Ronald R. Fletcher, Thomas F. Madison, Richard F. McNamara,
              Steven M. Quist, James L. Reissner and David J. Suden

2.  APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3.  APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

4.  ADOPTION OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

5.  ADOPTION OF THE 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

6. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING

                          (Continued on reverse side)





    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all of the directors named in proposal 1 and for proposals 2 through 6.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       Dated: ____________________________, 2001


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                              Signature if held jointly


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.